UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street Warsaw, Indiana	46580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2014, Zimmer Holdings, Inc. (the “Registrant”) reported its results of operations for the quarter and year ended December 31, 2013. The Registrant’s earnings release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The earnings release attached as Exhibit 99.1 includes two types of non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. The first type of non-GAAP financial measure included in the press release consists of sales information reported on a constant currency basis which has been calculated by translating actual current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases that exclude the effect of changes in foreign currency exchange rates.

The second type of non-GAAP financial measure included in the press release consists of operating performance measures that have been adjusted to exclude certain items. The earnings release presents adjusted net earnings and adjusted diluted EPS for the fourth quarter and full year 2013 and projected adjusted diluted EPS for the full year 2014 to exclude the effects of inventory step-up and other inventory and manufacturing related charges and special items, net of tax. Special items include acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. In addition, adjusted net earnings and adjusted diluted EPS for the full year 2013 exclude the effects of a provision for known and anticipated claims relating to the Durom® Acetabular Component, net of tax.

Adjusted net earnings and adjusted diluted EPS for the 2012 periods presented in the press release exclude the effects of inventory step-up and other inventory and manufacturing related charges and special items, net of tax, as well as the effects of a provision for known and anticipated claims relating to the Durom Acetabular Component, net of tax, a goodwill impairment charge related to the Registrant’s U.S. Spine business and certain tax adjustments.

Management uses this non-GAAP information internally to evaluate the performance of the business and believes that it provides useful information to investors by offering the ability to make more meaningful period-to-period comparisons of the Registrant’s on-going operating results, the ability to better identify operating trends that may otherwise be masked or distorted by these types of items and to perform related trend analysis, and a higher degree of transparency of certain items. In addition, certain of these measures are used as performance metrics in the Registrant’s incentive compensation programs.

All of the non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the press release.

The Registrant is furnishing the information contained in this report, including the Exhibit, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report, including the Exhibit.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 30, 2014, issued by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2014

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 30, 2014, issued by the Registrant